Exhibit 15

May 7, 2004

Securities and Exchange Commission
450 5th Street, N.W.
Attention: Filing Desk, Stop 1-4
Washington, D.C. 20549-1004

Re: Fortune Brands, Inc.

We are aware that our report dated April 21, 2004, on our review of interim financial information of Fortune Brands, Inc. (the "Company") and its subsidiaries for the three-month period ended March 31, 2004 included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, has been incorporated by reference into this Post-Effective Amendment No. 2 to Registration Statement on Form S-8. Pursuant to Rule 436(c) under the Securities Act of 1933, as amended (the "Act") this report should not be considered a part of this Post-Effective Amendment No. 2 prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

 Very truly yours,

 PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois 60606

Exhibit 23a3

 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (this "Post-Effective Amendment No. 2") of Fortune Brands, Inc. ("Registrant"), and the prospectuses related hereto, of our report dated January 22, 2004 relating to the consolidated financial statements of the Registrant, which appears in the 2003 Annual Report to Stockholders of the Registrant, which is incorporated by reference in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated January 22, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment No. 2.

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois 60606
May 7, 200